Exhibit 5.1

May 13, 2026

vTv Therapeutics Inc.

3980 Premier Drive, Suite 110

High Point, North Carolina 27265

Re:	REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to vTv Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 1,115,905 shares of its Class A common stock, par value $0.01 per share (the “Shares”), consisting of (i) 782,789 Shares issuable under the vTv Therapeutics Inc. 2024 Equity Incentive Plan, as amended (the “2024 Plan”), (ii) 15,616 Shares issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of October 19, 2021, by and between the Company and Deepa Prasad (the “Prasad Award Agreement”), (iii) 55,000 Shares issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of July 26, 2022, by and between the Company and Paul Sekhri (the “Sekhri Award Agreement”), (iv) 12,500 Shares issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of November 10, 2023, by and between the Company and Thomas Strack (the “Strack Award Agreement”, and, together with the Sekhri Award Agreement and Prasad Award Agreement, the “Inducement Award Agreements”), and (v) 250,000 Shares issuable under the vTv Therapeutics Inc. 2026 Equity Inducement Plan (the “Inducement Plan” and, together with the 2024 Plan, the “Plans”).

This opinion (the “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein. In connection with this Opinion, we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Plans, (ii) the Inducement Award Agreements, (iii) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect (the “Charter”), (iv) the Company’s Bylaws, as currently in effect, and (v) resolutions approving the corporate action of the Company authorizing the issuance and sale of the Shares.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

In rendering the Opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Class A common stock. In addition, we have assumed (i) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plans and the Inducement Award Agreements will remain in effect and unchanged at all times during which the Shares are issued by the Company and (ii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

Based on the foregoing, we advise you that, in our opinion, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans and the Inducement Award Agreements, assuming in each case that the individual issuances, grants or awards under the Plans and the Inducement Award Agreements are duly issued and granted or awarded and exercised in accordance with the requirements of law and the Plans and the Inducement Award Agreements (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing Opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP